UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

KEANE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Post Oak Boulevard, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 357-9490

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 22, 2019, Keane Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). A total of 94,830,715 shares, or approximately 90.3% of the Company’s outstanding shares of common stock, were represented in person or by proxy at the Special Meeting. At the Special Meeting, the stockholders of the Company voted on the following three proposals, set forth in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on September 6, 2019: (1) approve the issuance of shares of the Company’s common stock to stockholders of C&J Energy Services, Inc. (“C&J”) in connection with the Agreement and Plan of Merger, dated as of June 16, 2019, by and among C&J, the Company and King Merger Sub Corp., a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into C&J, with C&J surviving the merger as a wholly owned subsidiary of the Company (the “Keane Share Issuance Proposal”); (2) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “Keane Compensation Proposal”); and (3) approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Keane Share Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the Company’s stockholders (the “Keane Adjournment Proposal”). The final results of the voting of each proposal are set forth below.

Proposal 1 – The Keane Share Issuance Proposal.

The Company’s stockholders approved Proposal 1. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
94,582,681	24,969	223,065	—

Proposal 2 – The Keane Compensation Proposal.

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
80,728,064	13,846,190	256,461	—

Proposal 3 – The Keane Adjournment Proposal.

Because the Company’s stockholders approved the Keane Share Issuance Proposal, the vote on the adjournment of the Special Meeting was not called.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2019, the Company and C&J issued a joint press release announcing stockholder approval of the merger, as well as announcing the combined company name, NexTier Oilfield Solutions Inc. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated October 22, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keane Group, Inc.
Dated: October 22, 2019
	By:	/s/ Kevin M. McDonald
Kevin M. McDonald
Executive Vice President, General Counsel and Secretary